Exhibit 99.2

Change of Control Notice and Offer to Purchase

of

FELCOR LODGING LIMITED PARTNERSHIP

Change of Control Notice and Offer to Purchase for Cash

Any and All of its Outstanding $525,000,000 Aggregate Principal Amount of

5.625% Senior Secured Notes due 2023

CUSIP Nos. 31430QBE6 and 31430QBC0

SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THIS CHANGE OF CONTROL NOTICE AND OFFER TO PURCHASE, THE OFFER WILL EXPIRE AT 9:00 A.M., NEW YORK CITY TIME, ON OCTOBER 19, 2017, UNLESS THE OFFER IS EXTENDED IN ACCORDANCE WITH THE TERMS AND CONDITIONS SET FORTH HEREIN (SUCH TIME AND DATE OR THE LATEST EXTENSION THEREOF, IF EXTENDED, THE “EXPIRATION DATE”). NOTES TENDERED IN THE OFFER MAY BE WITHDRAWN AT ANY TIME UP TO ONE BUSINESS DAY PRIOR TO THE EXPIRATION DATE (THE “WITHDRAWAL DEADLINE”), UNLESS THE EXPIRATION DATE IS EXTENDED.

FelCor Lodging Limited Partnership, a Delaware limited partnership (the “Company”), hereby offers (the “Offer”) to purchase for the Change of Control Payment (as defined below), in cash, upon the terms and subject to the conditions set forth in this Change of Control Notice and Offer to Purchase (this “Offer to Purchase”) and in the accompanying Letter of Transmittal (the “Letter of Transmittal”), any and all of the outstanding $525,000,000 aggregate principal amount of its 5.625% Senior Secured Notes (the “Notes”). The “Change of Control Payment” with respect to the Notes is 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest with respect to such Notes to, but not including, the Expiration Date (which shall be the Change of Control Payment Date (as defined in the Indenture (as defined below)), subject to the rights of each registered holder (each, a “Holder” and, collectively, the “Holders”) of the Notes on the relevant record date to receive interest due on the relevant interest payment date. The Change of Control Payment per $1,000 principal amount of repurchased Notes is $1,010.00 plus accrued and unpaid interest to, but not including, the Expiration Date.

The Company is making the Offer in connection with the Agreement and Plan of Merger, dated as of April 23, 2017 (the “Merger Agreement”), by and among RLJ Lodging Trust, a Maryland real estate investment trust (“RLJ”), RLJ Lodging Trust, L.P., a Delaware limited partnership (“RLJ LP”), Rangers Sub I, LLC, a Maryland limited liability company and a wholly owned subsidiary of RLJ LP (“Rangers Sub I”), Rangers Sub II, LP, a Delaware limited partnership and an indirect wholly owned subsidiary of RLJ LP (“Partnership Merger Sub”), FelCor Lodging Trust Incorporated, a Maryland Corporation (“FelCor”) and the Company. Pursuant to the Merger Agreement, Partnership Merger Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of RLJ LP (the “Partnership Merger”), and immediately thereafter, FelCor merged with and into Rangers Sub I, with Rangers Sub I surviving as a wholly owned subsidiary of RLJ LP (the “REIT Merger” and, together with the Partnership Merger, the “Mergers”). All capitalized terms used herein but not defined in this Offer to Purchase have the meaning ascribed to them in the Indenture.

The Company is making the Offer pursuant to Section 4.13 of the Indenture and the Notes which provide that if a “Change of Control,” as defined in the Indenture (a “Change of Control”), occurs, each Holder will have the right to require the Company to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part of such Holder’s Notes at the Change of Control Payment, at or prior to the times and otherwise in compliance with the requirements set forth in the Indenture and purchase all Notes properly tendered and not withdrawn under the Change of Control Offer. Under the Indenture, the completion of the Mergers constituted a Change of Control and therefore enables each Holder to require the Company to make a Change of Control Offer to each Holder to repurchase all or any part of that Holder’s Notes at the Change of Control Payment.

Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment) and applicable law, the Company will accept for payment all Notes validly tendered (and not properly withdrawn) pursuant to the Offer on the Expiration Date. Such payment will be made by the Company to The Depository Trust Company (“DTC”), which is the sole Holder of the Notes. Unless the Company defaults in the payment of the Change of Control Payment, the Holders of Notes tendered pursuant to the Offer and accepted for payment will no longer be entitled to accrued interest with respect to such tendered Notes after the Change of Control Payment Date, which shall be the Expiration Date.

Any Holder desiring to tender all or any portion of such Holder’s Notes must comply with the procedures for tendering Notes set forth herein in “Procedures for Tendering Notes” and in the Letter of Transmittal. Tenders of Notes may be withdrawn at any time prior to the Withdrawal Deadline, which is one (1) Business Day prior to the Expiration Date. In the event of a withdrawal of Notes, the Notes so withdrawn will be promptly returned to the Holder. In the event of a termination of the Offer, the Notes tendered pursuant to the Offer will be promptly returned to the tendering Holders.

No action by any Holder is required unless such Holder wishes to tender such Holder’s Notes pursuant to this Offer to Purchase. Any Notes not tendered in the Offer (or surrendered and withdrawn prior to the Withdrawal Deadline) will remain obligations of the Company, will continue to accrue interest and will have all of the benefits of the Indenture.

THE OFFER IS BEING MADE PURSUANT TO SECTION 4.13 OF THE INDENTURE AND THE NOTES. THIS OFFER TO PURCHASE IS GOVERNED BY THE INDENTURE, THE NOTES AND APPLICABLE LAW AND DOES NOT CONSTITUTE A REDEMPTION OF, OR AN ELECTION BY THE COMPANY TO REDEEM, THE NOTES. HOLDERS HAVE AN ELECTION WHETHER OR NOT TO ACCEPT THE OFFER.

No person has been authorized to give any information or to make any representations directly related to this Offer other than those contained in this Offer to Purchase and, if given or made, such information or representations must not be relied upon as having been authorized. This Offer to Purchase and related documents do not constitute an offer to buy or the solicitation of an offer to sell securities in any circumstances in which such offer or solicitation is unlawful. The delivery of this Offer to Purchase shall not, under any circumstances, create any implication that the information contained herein is current as of any time subsequent to the date of such information.

Any questions or requests for assistance or for additional copies of this Offer to Purchase or related documents may be directed to the Tender Agent at one of its telephone numbers set forth on the last page hereof. Any beneficial owner owning interests in Notes may contact such beneficial owner’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

Date: September 19, 2017

WHERE YOU CAN FIND MORE INFORMATION

Pursuant to the Mergers, the Company became a wholly owned subsidiary of RLJ LP, a majority-owned subsidiary of RLJ. RLJ files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any reports, statements or other information filed at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. RLJ’s SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. You also may obtain free copies of the documents filed with the SEC by RLJ by going to RLJ’s website at http:// www.rljlodgingtrust.com. RLJ’s website address is provided as an inactive textual reference only. The information provided on RLJ’s website is not part of this Offer to Purchase, and is not incorporated by reference into this Offer to Purchase.

Statements made in this Offer to Purchase concerning the provisions of any contract, agreement, indenture or other document are not necessarily complete. With respect to each such statement concerning a contract, agreement, indenture or other document filed with the SEC, reference is made to such filing for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Offer to Purchase incorporates documents by reference which are not presented in or delivered with this Offer to Purchase.

The following documents filed by RLJ (other than any portions of the documents not deemed to be filed) are hereby incorporated by reference and shall be considered to be a part of this Offer to Purchase:

•                  Annual Report on Form 10-K for the year ended December 31, 2016;

•                  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017; and

•                  Current Reports on Form 8-K filed on April 24, 2017, April 25, 2017, May 4, 2017, May 15, 2017, August 7, 2017, August 16, 2017 and September 1, 2017 (except Item 7.01).

All documents and reports that RLJ files with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) after the date hereof and prior to the Expiration Date shall be incorporated by reference into this Offer to Purchase from the date of filing of such documents; provided, however that RLJ is not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

You should not assume that the information in this Offer to Purchase, any supplement hereto or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this Offer to Purchase will be deemed to be modified or superseded for purposes of this Offer to Purchase to the extent that a statement contained in this Offer to Purchase or any other subsequently filed document that is deemed to be incorporated by reference into this Offer to Purchase modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Offer to Purchase.

The information relating to RLJ and the Company contained in this Offer to Purchase should be read together with the information in the documents incorporated by reference.

PURPOSE OF THE OFFER

The Offer is being made pursuant to the Indenture, dated as of December 17, 2012 (as amended by the First Supplemental Indenture, dated as of January 7, 2013 and the Second Supplemental Indenture dated as of August 31, 2017, the “Indenture”), among the Company, Rangers Sub I (as successor to FelCor), the other guarantors party thereto (the “Subsidiary Guarantors”) and U.S. Bank National Association, a national banking association (the “Trustee”), under which the Notes were issued, and the Notes, which provide that, following a Change of Control, the Company will be required to make a Change of Control Offer to each Holder of Notes.

The consummation of the Mergers constituted a Change of Control and therefore requires the Company to make a Change of Control Offer under Section 4.13 of the Indenture. The Change of Control Offer is subject to the satisfaction of certain conditions. We will not extend the Expiration Date beyond November 18, 2017, the 60th day after this Offer to Purchase.

THE OFFER

General

The Company hereby offers to purchase for the Change of Control Payment, in cash, upon the terms and subject to the conditions set forth in this Offer to Purchase and the Letter of Transmittal, any and all of the outstanding Notes that are properly tendered (and not properly withdrawn) prior to the Expiration Date. The Company will accept only tenders of Notes in an amount equal to $1,000 principal amount or any integral multiple of $1,000 in excess thereof. Tenders of Notes may be withdrawn at any time prior to the Withdrawal Deadline. In the event of a termination of the Offer, the Notes tendered pursuant to the Offer will be returned promptly to the tendering Holders.

The Offer is being made pursuant to Section 4.13 of the Indenture. This Offer to Purchase serves as the notice to each Holder describing the Offer required by Section 4.13(a) of the Indenture.

Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment) and applicable law, on the Change of Control Payment Date, which shall be the Expiration Date, the Company will purchase and accept for payment all Notes validly tendered (and not properly withdrawn) pursuant to the Offer. The Change of Control Payment will be made to DTC, which is the sole Holder of the Notes. Therefore, a holder of a beneficial interest in the Notes that has validly tendered their Notes in the Offer must look solely to DTC and the DTC Participants (as defined herein) for payments of amounts owed to them by reason of acceptance of the tender of their Notes in the Offer.

If less than all of the principal amount of Notes held by a Holder is surrendered and purchased pursuant to the Offer, the Company will issue, and the Trustee will authenticate and deliver to or on the order of the Holder thereof, new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer); provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

No action by a Holder of Notes is required unless such Holder wishes to tender such Holder’s Notes pursuant to this Offer to Purchase. Notes not tendered will remain obligations of the Company under the terms and conditions of the Indenture, and will continue to accrue interest. The Company does not make any recommendation as to whether or not Holders of the Notes should tender their Notes pursuant to this Offer to Purchase. Each Holder of Notes must make its own decision as to whether or not to tender Notes.

After the Expiration Date, the Company may purchase additional Notes in the open market, in privately negotiated transactions, through subsequent tender or exchange offers, optional redemptions or otherwise, subject to compliance with the Indenture and applicable law. Any future purchases may be on the same terms or on terms that may be more or less favorable to Holders than the terms of the Offer. Any future purchases will depend on various factors at that time.

Conditions of the Change of Control Offer

Notwithstanding any other provision of the Change of Control Offer, and in addition to, and not in limitation of, the Company’s rights to extend or amend the Change of Control Offer, the Company shall not be obligated to accept for purchase, and to pay for, any Notes validly tendered and not properly withdrawn pursuant to the Change of Control Offer if any of the conditions or events set forth in paragraphs (a) through (e) below shall occur:

(a) (i) any general suspension of trading in, or limitation on prices for, securities or financial markets in the United States, (ii) a material impairment in the trading market for debt securities in the United States, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (iv) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States, (v) any attack on, outbreak or escalation of hostilities or acts of terrorism involving the United States or declaration of emergency or war by the United States that would reasonably be expected to have a materially disproportionate effect on the Company’s or RLJ’s business, operations, condition or prospects relative to other companies in its industry or (vi) any significant adverse change in the securities or financial markets in the United States generally or in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof;

(b) the existence of an order, statute, rule, regulation, executive order, stay, decree, judgment or injunction that shall have been enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in our reasonable judgment, would or would be reasonably likely to prohibit, prevent or materially restrict or delay consummation of the Change of Control Offer or that is reasonably likely to be materially adverse to the Company, RLJ or their respective subsidiaries’ business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects;

(c) any instituted or pending action or proceeding before or by any court or governmental, regulatory or administrative agency or instrumentality, or by any other person, that challenges the making of the Change of Control Offer or is reasonably likely to directly or indirectly prohibit, prevent, restrict or delay the consummation of the Change of Control Offer or otherwise adversely affects in any material manner the Change of Control Offer;

(d) there exists, in the Company’s sole judgment, any other actual or threatened legal impediment to the Change of Control Offer or any other circumstances that would materially adversely affect the transactions contemplated by the Change of Control Offer; or

(e) an event or events or the likely occurrence of an event or events that would or might reasonably be expected to prohibit, restrict or delay the consummation of the Change of Control Offer, or the Company shall have determined that anything could impair the contemplated benefits of the Change of Control Offer.

The conditions described above are solely for the Company’s benefit and may be asserted by the Company regardless of the circumstances giving rise to any such condition, including any action or inaction by the Company in the Company’s sole discretion, and may be waived by the Company, in whole or in part, at any time and from time to time prior to the Expiration Date. The Company’s failure at any time to exercise any of its rights will not be deemed a waiver of any other right, and each right will be deemed an ongoing right which may be asserted at any time and from time to time.

The Company expressly reserves the right, in its sole discretion, subject to applicable law, to waive any and all of the conditions of the Change of Control Offer. If any of the conditions are not satisfied or waived by the Company on the Expiration Date, the Company may terminate the Change of Control, or any portion of it, or extend the Change of Control Offer, or any portion of it, and continue to accept tenders of Notes.

Effects of the Offer

Unless there is a default on the payment of the Change of Control Payment, the Holders of Notes tendered pursuant to the Offer and accepted for payment will no longer be entitled to accrued interest with respect to such tendered Notes after the Change of Control Payment Date. Interest on any Notes that are not tendered pursuant to the Offer will continue to accrue interest with respect to such untendered Notes.

Holders of Notes that are not tendered pursuant to the Offer will not have the right after the Expiration Date to require the Company to make a Change of Control Offer relating to such Notes.

The Notes are not listed on any securities exchange. Although the amount of Notes outstanding after the consummation of the Offer will be unchanged, the liquidity of the Notes may be adversely affected by the Offer. The liquidity of any market for the Notes will depend on a number of factors, including but not limited to, the number of Holders and the Company’s and RLJ’s operating performance, financial condition or prospects, the market for similar securities, the interest of securities dealers in making a market in the Notes and prevailing interest rates. Accordingly, there is no assurance that an active market in the Notes will exist following consummation of the Offer and no assurance as to the prices at which the Notes may trade. In addition, as a result of the Mergers, the Company became a wholly owned subsidiary of RLJ LP, a majority-owned subsidiary of RLJ. As a result, RLJ, through RLJ LP, will be in a position to control all matters affecting the Company. The interests of RLJ could conflict with the interests of Holders.

Expiration Date; Extensions; Amendments; Termination

The Offer will expire on the Expiration Date, unless extended pursuant to the procedures set forth herein. The Indenture specifically provides that the Offer may be conditioned upon the Change of Control. This Change of Control Offer is subject to the conditions described herein. We expect that the Expiration Date and Change of Control Payment Date will be October 19, 2017. We will not extend the Expiration Date beyond November 18, 2017, the 60th day after this Offer to Purchase. During any extension of the Offer, all Notes previously tendered pursuant to the Change of Control Offer (and not properly withdrawn) will remain subject to the Offer and may be accepted for payment, subject to the withdrawal rights of Holders.

The Company expressly reserves the right, subject to the terms of conditions of the Merger Agreement, and the requirements of the Indenture, the Notes and applicable law, to amend the terms of the Offer in any respect or to terminate the Offer for any reason.

Any extension, termination or amendment of the Offer will be followed as promptly as practicable by a public announcement thereof. Without limiting the manner in which the Company may choose to make a public announcement of any extension, termination or amendment of the Offer, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a press release to a national news service, except in the case of an announcement of an extension of the Offer, in which case the Company shall have no obligation to publish, advertise or otherwise communicate such announcement other than by issuing a notice of such extension by press release or other public announcement, which notice shall be issued no later than 9:00 a.m., New York City time, on the next business day following the previously scheduled Expiration Date.

Acceptance for Payment

Upon the terms and subject to the conditions to the Offer (including if the Offer is extended or amended, the terms of such extension or amendment) and applicable law, the Company will purchase by accepting for payment, and will pay for, all Notes properly tendered (and not properly withdrawn) pursuant to the Offer, on the Expiration Date. In all cases, payment to tendering Holders will be made only after timely receipt by the Tender Agent of the documentation described under “Procedures for Tendering Notes—Tendering Notes.”

For purposes of the Offer, the Company shall be deemed to have accepted for payment (and thereby to have purchased) tendered Notes, if and when the Company gives oral or written notice to the Tender Agent of its acceptance of such Notes for payment. Subject to the terms and conditions of the Offer, payment for Notes so accepted will be made by the Company to DTC, which is the sole Holder of the Notes. Under no circumstances will interest on the Notes be payable by the Company on or after the Expiration Date by reason of delay by DTC in transmitting payment to its direct or indirect participants.

Any Notes purchased by the Company pursuant to the Offer will be cancelled by or at the direction of the Trustee, pursuant to the terms of the Indenture.

Other Matters

There are no guaranteed delivery provisions provided by the Company in conjunction with the Change of Control Offer under the terms of this Offer or any of the other documents relating to the Change of Control Offer. Holders must tender their Notes in accordance with the procedures set forth under “Procedures for Tendering Notes.”

PROCEDURES FOR TENDERING NOTES

Tendering Notes

The tender of Notes pursuant to the procedures set forth in this Offer to Purchase and in the Letter of Transmittal will constitute a binding agreement between the tendering Holder and the Company upon the terms and subject to the conditions of the Offer. The tender of Notes will constitute an agreement to deliver good and marketable title to all tendered Notes prior to the Expiration Date free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

UNLESS THE NOTES BEING TENDERED ARE DEPOSITED BY THE HOLDER WITH THE TENDER AGENT PRIOR TO THE EXPIRATION DATE (ACCOMPANIED BY A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL), THE COMPANY MAY, AT ITS OPTION, REJECT SUCH TENDER. PAYMENT FOR NOTES WILL BE MADE ONLY AGAINST DEPOSIT OF TENDERED NOTES AND DELIVERY OF ALL OTHER REQUIRED DOCUMENTS.

Only record Holders of Notes are authorized to tender their Notes pursuant to the Offer. All Notes currently outstanding are held through DTC and have been issued in the form of global notes registered in the name of Cede & Co., DTC’s nominee (the “Global Notes”). Accordingly, to properly tender Notes or cause Notes to be tendered, the following procedures must be followed.

Each beneficial owner of Notes who wishes to tender Notes held through a participant (a “DTC Participant”) of DTC (i.e., a custodian bank, depositary, broker, trust company or other nominee) must instruct such DTC Participant to cause its Notes to be tendered in accordance with the procedures set forth in this Offer to Purchase.

Pursuant to an authorization given by DTC to the DTC Participants, each DTC Participant that holds Notes through DTC must transmit its acceptance through the DTC Automated Tender Offer Program (“ATOP”) (for which the transaction will be eligible), and DTC will then edit and verify the acceptance, execute a book-entry delivery to the Tender Agent’s account at DTC and send an Agent’s Message (as defined below) to the Tender Agent for its acceptance. Promptly after the date of this Offer to Purchase, the Tender Agent will establish accounts at DTC for purposes of the Offer with respect to Notes held through DTC, and any financial institution that is a DTC Participant may make book-entry delivery of interests in Notes into the Tender Agent’s account through ATOP. Although delivery of interests in the Notes may be effected through book-entry transfer into the Tender Agent’s account through ATOP, an Agent’s Message in connection with such book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the Tender Agent at its address set forth on the back cover of this Offer to Purchase prior to the Expiration Date. Delivery of documents to DTC does not constitute delivery to the Tender Agent. The confirmation of a book-entry transfer into the Tender Agent’s account at DTC, as described above, is referred to herein as a “Book-Entry Confirmation.”

The term “Agent’s Message” means a message transmitted by DTC to, and received by, the Tender Agent and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from each DTC Participant tendering through ATOP that such DTC Participant has received a Letter of Transmittal and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against such DTC Participant.

At or as of the Expiration Date, DTC will deliver to the Tender Agent a properly completed and duly executed Letter of Transmittal with respect to the aggregate principal amount of Notes as to which it has delivered Agent’s Messages, and Cede & Co. will deliver to the Tender Agent the Global Notes.

No Guaranteed Delivery

There are no guaranteed delivery provisions provided for by the Company in connection with the Offer. Holders must tender Notes in accordance with the provisions set forth in “Procedures for Tendering Notes.”

U.S. Federal Income Tax Withholding

Under the “backup withholding tax” provisions of U.S. federal income tax law, unless a tendering Holder or his or her assignee (in either case, the “Payee”) satisfies the conditions described in Instruction 4 of the Letter of Transmittal, the Change of Control Payment will be subject to backup withholding tax at a rate of 28%. To prevent backup withholding, each Payee should complete and sign the IRS Form W-9 accompanying the Letter of Transmittal or, in the case of non-U.S. Holders, an applicable IRS Form W-8. See Instruction 4 of the Letter of Transmittal.

Effect of Letter of Transmittal

Subject to, and effective upon the acceptance for, purchase of and payment for Notes tendered thereby, by executing and delivering a Letter of Transmittal a tendering Holder (i) irrevocably sells, assigns and transfers to the Company, all right, title and interest in and to all Notes tendered thereby, (ii) waives any and all rights with respect to such Notes (including without limitation any existing or past defaults and their consequences with respect to such Notes and the Indenture), (iii) releases and discharges the Company and the Trustee from any and all claims such Holder may have now or may have in the future arising out of, or related to, such Notes, including without limitation any claim that such Holder is entitled to receive additional principal or interest payments with respect to such Notes or to participate in any redemption or defeasance of the Notes and (iv) irrevocably constitutes and appoints the Tender Agent the true and lawful agent and attorney-in-fact of such Holder with respect to any such Notes (with full knowledge that the Tender Agent is also an agent of the Company), with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) deliver certificates representing such Notes, or transfer ownership of such Notes, on the account books maintained by DTC, together, in any such case, with all accompanying evidences of transfer and authenticity, to the Company, (b) present such Notes for transfer on the relevant security register and (c) receive all benefits or otherwise exercise all rights of beneficial ownership of such Notes (except that the Tender Agent will have no rights to, or control over, funds from the Company, except as agent for the Company, for the Change of Control Payment for any tendered Notes that are purchased by the Company), all in accordance with the terms of the Offer.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered Notes will be resolved by the Company, whose determination will be final and binding. The Company reserves the absolute right to reject any or all tenders that are not in proper form or the acceptance of which may be unlawful. The Company also reserves the absolute right to waive any condition to the Offer and any irregularities or conditions of tender as to particular Notes. The Company’s interpretation of the terms and conditions of the Offer (including the instructions in the Letter of Transmittal) will be final and binding. Unless waived, any irregularities in connection with tenders must be cured within such time as the Company shall determine. The Company and the Tender Agent shall not be under any duty to give notification of defects in such tenders and shall not incur liabilities for failure to give such notification. Tenders of Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Notes received by the Tender Agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the Tender Agent to the tendering Holder, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

LETTERS OF TRANSMITTAL AND NOTES MUST BE SENT ONLY TO THE TENDER AGENT. DO NOT SEND LETTERS OF TRANSMITTAL OR NOTES TO THE COMPANY.

THE METHOD OF DELIVERY OF NOTES AND LETTERS OF TRANSMITTAL, ANY REQUIRED SIGNATURE GUARANTEES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC AND ANY ACCEPTANCE THROUGH ATOP, IS AT THE ELECTION AND RISK OF THE PERSONS TENDERING AND DELIVERING ACCEPTANCES OR LETTERS OF TRANSMITTAL, AND, EXCEPT AS OTHERWISE PROVIDED IN THE LETTER OF TRANSMITTAL, DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE TENDER AGENT. IF DELIVERY IS BY MAIL, IT IS SUGGESTED THAT THE HOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE TENDER AGENT PRIOR TO EXPIRATION DATE. THE LETTER OF TRANSMITTAL NEED NOT BE COMPLETED BY A HOLDER TENDERING NOTES THROUGH ATOP.

Withdrawal Rights

Tenders of Notes (in an amount equal to $1,000 principal amount or any integral multiple of $1,000 in excess thereof) may be withdrawn at any time prior to the Withdrawal Deadline.

A DTC Participant who has transmitted its acceptance through ATOP of Notes held through DTC may, prior to the Withdrawal Deadline, withdraw the instruction given thereby by (i) withdrawing such Holder’s acceptance through ATOP or (ii) delivering to the Tender Agent by telegram, telex, facsimile transmission or letter setting forth the name of the DTC Participant, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing such Holder’s election to have the Notes purchased. Withdrawal of such an instruction will be effective upon receipt of such notice of withdrawal by the Tender Agent.

A withdrawal of an instruction or a withdrawal of a tender must be executed by a DTC Participant or a Holder, as the case may be, in the same manner as the person’s name appears on its transmission through ATOP or Letter of Transmittal, as the case may be, to which such withdrawal relates. If a notice of withdrawal is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the notice of withdrawal. A Holder or DTC Participant may withdraw a tender only if such withdrawal complies with the provisions of this Offer to Purchase.

A withdrawal of an instruction previously given pursuant to the transmission of an acceptance through ATOP or a withdrawal of a tender by a Holder may be rescinded only by (i) a new transmission of acceptance through ATOP, or (ii) execution and delivery of a new Letter of Transmittal, as the case may be, in accordance with the procedures described herein.

FORWARD-LOOKING STATEMENTS

This Offer to Purchase (including the documents incorporated by reference) may contain certain statement that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” or similar expressions.  Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements.  Some factors that might cause such a difference include the following: the current global economic uncertainty, increased direct competition, changes in government regulations or accounting rules, changes in local, national and global real estate conditions, declines in the lodging industry, seasonality of the lodging industry, risks related to natural disasters, such as earthquakes and hurricanes, hostilities, including future terrorist attacks or fear of hostilities that affect travel, RLJ’s ability to obtain lines of credit or permanent financing on satisfactory terms, changes in interest rates, access to capital through offerings of RLJ’s common and preferred shares of beneficial interest, or debt, RLJ’s ability to identify suitable acquisitions, RLJ’s ability to integrate recently acquired businesses and inaccuracies of RLJ’s accounting estimates.  Given these uncertainties, undue reliance should not be placed on such statements.

Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. We caution readers not to place undue reliance on these forward-looking statements and urge readers to carefully review the disclosures RLJ makes concerning risks and uncertainties in the sections entitled “Forward-Looking Statements,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its Annual Report on Form 10-K for the year ended December 31, 2016, as well as the risks, uncertainties and other factors discussed in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 and identified in other documents its files with the SEC.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain U.S. federal income tax consequences of the Offer, but does not purport to be a complete analysis of all the potential tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated or proposed thereunder (the “Regulations”) and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change at any time, possibly on a retroactive basis. No assurance can be given that the statements and conclusions described herein will be respected by the Internal Revenue Service (the “IRS”) or, if challenged, by a court. This summary is limited to the tax consequences to those persons who hold the Notes as capital assets within the meaning of Section 1221 of the Code. This summary does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular Holders in light of their particular investment circumstances or status, nor does it address specific tax consequences that may be relevant to particular persons (including, for example, financial institutions, broker-dealers, insurance companies, partnerships or other pass-through entities or investors therein, expatriates, tax-exempt organizations, persons that have a functional currency other than the U.S. dollar or persons in special situations, such as those who have elected to mark securities to market, those who hold the Notes as part of a straddle, hedge, conversion transaction or other integrated investment or those who purchase indebtedness of the Company that is newly issued in connection with the financing of the Mergers). In addition, this summary does not address U.S. federal alternative minimum tax, the Medicare tax on certain investment income, estate and gift tax consequences or consequences under the tax laws of any state, local or foreign jurisdiction or other tax considerations. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions.

This summary is for general information only. Holders are urged to consult their own tax advisors concerning the U.S. federal income tax and other federal tax consequences to them of the Offer, as well as the application of state, local and foreign income and other tax laws.

For purposes of this summary, a “U.S. Holder” means a beneficial owner of a Note that, for U.S. federal income tax purposes, is: (1) an individual who is a citizen or resident of the United States, (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income tax regardless of its source, or (4) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) a valid election to be treated as a U.S. person is in effect with respect to such trust. A “non-U.S. Holder” means a beneficial owner of a Note that is neither a U.S. Holder nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

The treatment of a Holder that is a partnership for U.S. federal income tax purposes will generally depend upon the status of its partners and the activities of the partnership. If you are a partner in a partnership which holds the Notes, you should consult your tax advisor about the U.S. tax consequences of the Offer.

U.S. HOLDERS

Treatment of tendering U.S. Holders

The purchase of Notes pursuant to the Offer will be a taxable transaction for U.S. federal income tax purposes. A U.S. Holder that tenders Notes which are purchased in the Offer will recognize gain or loss in an amount equal to the difference between the total consideration received in exchange for such Notes (other than any portion of the consideration that is attributable to accrued but unpaid stated interest, which will be taxable as ordinary interest income to the extent such interest has not been previously included in income) and the U.S. Holder’s adjusted tax basis in such Notes. The adjusted tax basis of a U.S. Holder in the Notes is the price such U.S. Holder paid for the Notes, increased by any market discount previously included in gross income (pursuant to an election to include market discount in income currently as it accrues) and reduced (but not below zero) by any amortizable bond premium that an electing U.S. Holder has previously amortized. Amortizable bond premium is generally defined as the excess of a U.S. Holder’s tax basis in the Note immediately after its acquisition by such U.S. Holder over the sum of all amounts payable on the Note after the purchase date other than payments of stated interest.

Except to the extent that gain is characterized as ordinary income pursuant to the market discount rules discussed below, any such gain or loss will be a capital gain or loss, and will be a long-term capital gain or loss if the Notes have been held for more than one year. Long-term capital gains recognized by non-corporate holders are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

A U.S. Holder will be treated as having acquired a Note at a market discount for U.S. federal income tax purposes if its stated principal amount exceeded its initial tax basis in the hands of such U.S. Holder. The amount of any market discount will be treated as de minimis and disregarded if it is less than one-quarter of one percent of the stated principal amount of the Note, multiplied by the number of complete years to maturity at the time of such acquisition. In general, any gain realized on the sale of a Note having market discount will be treated as ordinary income to the extent of any market discount that has accrued during the Holder’s holding period (on a straight line basis or, if elected, on a constant yield basis), unless the U.S. Holder previously elected to include market discount in income as it accrued for U.S. federal income tax purposes.

Treatment of non-tendering U.S. Holders

A U.S. Holder that does not tender its Notes pursuant to the Offer will not realize gain or loss for U.S. federal income tax purposes as a result of the Offer.

NON-U.S. HOLDERS

Treatment of tendering non-U.S. Holders

Except with respect to accrued and unpaid interest and subject to the discussion of backup withholding below, a non-U.S. Holder will not be subject to U.S. federal income or withholding tax on any gain recognized on the sale of a Note in the Offer unless (a) the non-U.S. Holder is an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met (in which case the non-U.S. Holder will be subject to 30% U.S. federal income tax on any gain recognized, net of certain U.S. source net capital losses), or (b) such gain is effectively connected with the non-U.S. Holder’s conduct of a U.S. trade or business and, if a tax treaty applies, the non-U.S. Holder maintains a U.S. permanent establishment to which the gain is attributable (in which case such gain will be taxed as described below).

Accrued and unpaid interest realized on a sale of a Note pursuant to the Offer generally will not be subject to U.S. federal income or withholding tax, provided that such payments are not effectively connected with the non-U.S. Holder’s conduct of a trade or business in the United States or, if a tax treaty applies, the non-U.S. Holder does not maintain a U.S. permanent establishment to which the payments are attributable, and:

(1)         the non-U.S. Holder does not actually or constructively own a 10% or greater interest in the capital or profits of the Company;

(2)         the non-U.S. Holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related to the Company within the meaning of Section 864(d)(4) of the Code;

(3)         the non-U.S. Holder is not a bank described in Section 881(c)(3)(A) of the Code; and

(4)         the non-U.S. Holder provides a properly completed IRS Form W-8BEN or W-8BEN-E, as applicable, certifying its non-U.S. status.

Alternatively, such accrued but unpaid interest will be exempt from withholding of U.S. federal income tax if (A) such non-U.S. Holder provides a properly completed IRS Form W-8BEN or W-8BEN-E, as applicable, claiming an exemption from or reduction in withholding under an applicable tax treaty or (B) such interest is effectively connected with such non-U.S. Holder’s conduct of a U.S. trade or business and such non-U.S. Holder provides a properly completed IRS Form W-8ECI or Form W-8BEN or W-8BEN-E, as applicable.

Accrued and unpaid interest that is not exempt from withholding as described above will be subject to a 30% U.S. federal withholding tax (unless an applicable income tax treaty provides otherwise).

If any gain or income (including amounts attributable to accrued and unpaid interest) realized by a non-U.S. Holder upon the sale of a Note pursuant to the Offer is effectively connected with a U.S. trade or business of the non-U.S. Holder and, if a tax treaty applies, the non-U.S. Holder maintains a U.S. permanent establishment to which the gain or income is attributable, the non-U.S. Holder, although exempt from the withholding tax described above (provided that the certifications described above are satisfied), will generally be subject to tax on a net income basis as if it were a U.S. Holder (unless an applicable income tax treaty provides otherwise). In addition, if such Holder is a foreign corporation and the gain or income (including amounts attributable to accrued and unpaid interest) is effectively connected with its U.S. trade or business, such non-U.S. Holder may be subject to a branch profits tax equal to 30% (or a lower applicable treaty rate) of its effectively connected earnings and profits, subject to adjustments.

Treatment of non-tendering non-U.S. Holders

A non-U.S. Holder that does not tender its Notes pursuant to the Offer will not be treated as having sold or otherwise disposed of the Notes for U.S. federal income tax purposes or otherwise be subject to U.S. federal income tax as a result of the Offer.

BACKUP WITHHOLDING AND INFORMATION REPORTING

U.S. Holders

A U.S. Holder whose Notes are tendered and accepted for payment may be subject to backup withholding tax at the rate of 28% of the gross proceeds from such tender and payment, unless the U.S. Holder (1) is a corporation or other exempt recipient and, when required, establishes this exemption or (2) provides its correct taxpayer identification number on an IRS Form W-9, properly certifies that it is not currently subject to backup withholding tax and otherwise complies with applicable requirements of the backup withholding tax rules. A U.S. Holder that does not provide the Tender Agent with its correct taxpayer identification number may be subject to penalties imposed by the IRS. Backup withholding tax is not an additional tax and may be refunded or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Information statements reporting the Change of Control Payment may be provided to tendering U.S. Holders and to the IRS.

U.S. Holders should consult their own tax advisors regarding their qualifications for an exemption from backup withholding, and the procedure for obtaining such exemption, if applicable.

Non-U.S. Holders

A non-U.S. Holder whose Notes are tendered and accepted for payment will not be subject to backup withholding if the non-U.S. Holder certifies its foreign status on the appropriate IRS Form W-8 or otherwise establishes an exemption from backup withholding, provided that the payor does not have actual knowledge or reason to know that that the non-U.S. Holder is a U.S. person or that the conditions of any claimed exemption are not satisfied. Certain information reporting may still apply to a payment even if an exemption from backup withholding is established. Copies of any information returns reporting such payments and any withholding may also be made available to the tax authorities in the country in which a non-U.S. Holder resides under the provisions of an applicable income tax treaty.

Any amounts withheld under the backup withholding tax rules from a payment to a non-U.S. Holder will be allowed as a refund, or a credit against such non-U.S. Holder’s U.S. federal income tax liability, provided that the requisite procedures are timely followed.

Non-U.S. Holders should consult their own tax advisors regarding their particular circumstances and the availability of and procedure for, obtaining an exemption from backup withholding.

THE TENDER AGENT

The Tender Agent for the Offer is D.F. King & Co., Inc. All deliveries, correspondence and questions sent or presented to the Tender Agent relating to the Offer should be directed to one of the addresses or telephone numbers set forth below. Requests for information or additional copies of the Offer to Purchase and the Letter of Transmittal should be directed to the Tender Agent.

The Letter of Transmittal, certificates representing tendered Notes and any other required documents should be sent or delivered by each Holder or such Holder’s broker, dealer, commercial bank, trust company or other nominee to the Tender Agent as follows:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Attn: Andrew Beck

Email: fch@dfking.com

Banks and Brokers call: (212) 269-5550

Toll free: (877) 361-7972

By facsimile:
(For Eligible Institutions only)
(212) 709-3328

Confirmation:
(212) 269-5552

By Overnight Delivery or By Hand:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

The Company or its affiliates will pay the Tender Agent reasonable and customary compensation for its services in connection with the Offer, plus reimbursement for reasonable out-of-pocket expenses.

MISCELLANEOUS

The Company is not aware of any jurisdiction where the making of the Offer is not in compliance with the laws of such jurisdiction. If the Company becomes aware of any jurisdiction where the making of the Offer would not be in compliance with such jurisdiction’s laws, the Company will make a good faith effort to comply with any such laws or seek to have such laws declared inapplicable to the Offer. If after such good faith effort the Company cannot comply with any such applicable laws, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the Holders residing in such jurisdiction.